UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012 (July 26, 2012)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Directors

On July 26, 2012, the Board of Directors of BlackRock, Inc. (the “Company”) elected Fabrizio Freda and Jessica Einhorn to serve as directors of the Board. Mr. Freda is President and Chief Executive Officer of The Estée Lauder Companies and Ms. Einhorn is the former Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The John Hopkins University. Ms. Einhorn joined the Board immediately and Mr. Freda will join in October 2012.

The Company issued a press release announcing the appointments of Mr. Freda and Ms. Einhorn to the Board of Directors on July 26, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Harris Oliner
Date: July 30, 2012		Harris Oliner
Managing Director and Corporate Secretary

EXHIBIT INDEX

99.1	Press release issued by the Company on July 26, 2012